OFFICIAL PAYMENTS CORPORATION COMMON SHARES LETTER OF TRANSMITTAL

This letter of transmittal must accompany your certificates representing shares of Common Stock of Official Payments Corporation in order to receive cash payment in connection with the offer as described in the Offer to Purchase dated June 11, 2002 by Tier Technologies, Inc. and its wholly-owned subsidiary KingFish Acquisition Corporation. See instructions on the reverse side.

I/we the undersigned, surrender to you for payment the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the Official Payments Corporation common shares represented by the enclosed certificates on the effective date of the merger, have full authority to surrender these certificate(s) and give the instructions in this transmittal form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing

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(1) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

   X
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   Signature of Stockholder            Date                  Daytime Telephone #

   X
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   Signature of Stockholder            Date                  Daytime Telephone #
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                     Taxpayer ID or Social Security Number

DO NOT COMPLETE BELOW IF TIN ABOVE IS CORRECT
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(2) SUBSTITUTE FORM W-9
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If the Taxpayer ID Number printed      ---> |_||_||_||_||_||_||_||_||_|
above is INCORRECT, cross it out and        Use for Corrected Taxpayer
write in the CORRECT number here.           ID Number ONLY
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CHECK ONLY ONE BOX BELOW.
|_| Under penalties of perjury, I certify that:
(1) the number printed above is my correct Taxpayer ID Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (A) I am exempt from backup withholding, (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding (you must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding); and (3) I am a U.S. person (including a U.S. resident alien);
OR
|_| I am an EXEMPT PAYEE. (Attach appropriate IRS Form W-8BEN, Certificate of Foreign States (if applicable).)

   X Signature                                       Date:
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(3) List only certificate(s) surrendering here

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   Certificate No(s).                              Number of Common Shares


   TOTAL CERTIFICATED SHARES

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(4) Certificated Shares Presented
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          /\ DO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPE /\

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(5) AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF
INDEMNITY

                 THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW

Complete this Section only if you cannot locate some or all of your Official Payments Corporation common share certificate(s). Please print clearly.

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TOTAL SHARES LOST [GRAPHIC]
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Please fill in certificate no(s). if known               NUMBER OF COMMON SHARES
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                       Attach separate schedule if needed
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Taxpayer ID or Social Security Number

By signing this form I/we swear, depose and state that: I/we am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Transmittal Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/we have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in this Transmittal Form, without the surrender of the original(s), and also to request and induce the Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond #8302-00-67. I/we hereby agree to surrender the securities for cancellation should I/we, at any time, find the securities.

I/we hereby agree for myself/ourselves, my/our heirs, successors, assigns, and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Official Payments Corporation, and any other party to the transaction, from and against and any all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach, or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred, I/we agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by the Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder) ______________________________________________
                                  (Deponent) (Indemnitore) (Heirs Individually)

on this (date)__________________________________________________________________
              Month                     Day                       Year

Social Security #______________ Date_______________ Notary Public_______________


                Lost Securities Premium/Service Fee Calculation

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     IF THE SHARE VALUE IS UNDER $1,000, THERE IS A $50.00 SERVICE FEE ONLY
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1.    Enter the number of shares that are lost:_____ x $3.00 = $______ Share
      Value*
*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon Investor Services at 1-866-323-8166.

2. Enter the Share Value if greater than $1,000:_______ x 3% (.03)=$______ Surety Premium

      Multiply by 3% (.03) for Surety Premium.

3 Total Amount Due : $_______ Surety Premium + $50.00 Service Fee =$ _______ Total Fee

Please make all checks payable to: Mellon Investor Services, 85 Challenger Road, Ridgefield Park, NJ 07660. Any check over $250.00 must be in the form of a certified check, cashier's check, or money order. Please send your signed check or money order, along with the Transmittal Form, to the address on the front of this document

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(6) Special Transfer Instructions

If you want your check to be issued in a name      Signature Guarantee Medallion
that is different from the name on your
certificate(s), fill in this section with the
information for the new name. List multiple
names on a separate sheet.

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Name (Please Print First, Middle & Last Names)    (Title of Officer Signing this Guarantee)


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Address                  (Number and Street)          (Name of Guarantor - Please Print)


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      Address (City, State & Zip Code)                   (Address of Guarantor Firm)


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(Tax Identification or Social Security Number)

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(7) Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and check(s) to:

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Name (Please Print First, Middle & Last Names)


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Address                       (Number and Street)


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                        Address (City, State & Zip Code)

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          /\ DO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPE /\

         INSTRUCTIONS FOR COMPLETING THE COMMON SHARES TRANSMITTAL FORM

(1) Sign and date this Transmittal Form in Box 1 and 2 on the front of the Transmittal Form and return this Transmittal Form and your share certificates in the enclosed envelope.

(2) If you are a U.S. taxpayer and the Taxpayer Identification Number or Social Security Number printed above Box 2 is incorrect, you must complete Box 2 with your correct Taxpayer Identification Number or Social Security Number (YOU MUST SIGN). If you are a Non-U.S. taxpayer, check the box "EXEMPT PAYEE" and complete IRS Form W-8BEN.

(3) Please indicate your certificate number(s) and share(s) and/or the total certificated shares you hold in Box 3.

(4) Please indicate the total number of certificated share(s) of Official Payments Corporation common shares you are presenting in Box 4.

(5) If you cannot locate some or all of your share certificates, please complete Box 5, the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity, on the front of this Transmittal Form.

(6) If you want your check to be issued in a name that is different from the name on your certificate(s), complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

(7) Complete Box 7 only if your check is to be delivered to a person other than the registered holder or to a different address.

                    HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 7 p.m., New York Time, Monday through Friday, except for bank holidays:

    From within the U.S., Canada or Puerto Rico: 1-866-323-8166 (TOLL-FREE)

                  WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3300
South Hackensack, NJ 07606


By Overnight Courier:

Mellon Investor Services LLC
Attn: Reorganization Dept.
85 Challenger Road
Mail Drop-Reorg
Ridgefield Park, NJ 07660


By Hand:

Mellon Investor Services LLC
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271